UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2023

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4101 North Thanksgiving Way

Lehi, UT  84043

(Address of principal executive offices)

(949) 281-2606

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors to Board

On January 16, 2023, the Board of Directors (the “Board”) of Vivakor, Inc. (the “Company”) appointed John Harris and Albert Johnson as independent members of the Board and as members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of the Board, and Mr. Harris and Mr. Johnson accepted appointment to such positions.

In addition, on January 16, 2023, the Board appointed Tyler Nelson, the Company’s Chief Financial Officer, as a member of the Board, and Mr. Nelson accepted appointment to such position.

John R. Harris, age 74

John R. Harris combines over 35 years of experience in Board of Directors, CEO and Senior Management positions in a variety of industries including technology services, telecommunications, healthcare, and business process outsourcing. He currently serves on the board of directors for the Hackett Group, Hifu Prostate Services, GenHemp, and Everservice. Since 2009 Mr. Harris has primarily been a private investor, advisor, and board member for both public and privately held companies. From 2006 to 2009 he was CEO of Etelecare Global solutions a leading provider of offshore teleservices to Fortune 1,000 companies. From 2003 to 2005 he served as the CEO of Seven Worldwide, a digital content management company where he was previously a member of the board of directors of the company. From 2001 to 2003, Mr. Harris consulted with a variety of venture-backed early-stage companies. Previously Mr. Harris spent 25 years with Electronic Data Systems in a variety of senior executive positions to include President of the 4 strategic business units serving the telecommunications and media industries world-wide. He was elected as a Corporate Vice-President and Officer of the company. During his tenure with EDS, he gained extensive international experience working and living in the Middle East, Europe and Asia. Mr. Harris has extensive public company board experience through prior services on the boards of Premier Global Services, Cap Rock Communications, Genuity, Ventiv Health, Startek, Sizmek, Mobivity and Applied Graphic Technologies and served in a variety of positions to include board member, committee chairman, lead director and chairman. Mr. Harris received his BBA and MBA from the University of West Georgia where he serves on the Board of Advisors to the Richards School of Business.

With Mr. Harris’s years of experience with public company boards of directors, as well as his international business background, he will be a strong addition to the Board.

Albert Johnson, age 48

Albert Johnson brings over 25 years of experience in operations and senior management in the midstream and downstream sectors of the oil and gas industry. Previously, Mr. Johnson had been involved in public and privately held companies holding various positions in senior management and serving as a member of boards of directors. From 2014 to 2015, he was Director of Business Development for Sunoco Logistics, LP., a publicly traded master limited partnership involved in the marketing, trading, transportation and terminalling of crude oil, products and NGLS. From July 2015 through May 2017, Mr. Johnson was the Vice President of Business Development for Navigator Energy Services, LLC., a private equity backed company involved in the gathering, transportation and terminalling of crude oil. From March 2018 to November 2022, Mr. Johnson served as Executive Vice President Business Development for ARX Energy, LLC. Since November 2022, Mr. Johnson has served as Chief Commercial Officer for ARX Energy, LLC., a privately held company involved in building a world class clean fuels facility in the Port of Brownsville, Texas. Mr. Johnson served on the Board of Directors for West Texas Gulf Pipe Line Company and on the Management Committee of SunVit Pipeline, LLC. He has an undergraduate degree in History from the University of Texas at Austin and an MBA finance concentration from Jones Graduate School of Business at Rice University.

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As a member of the Board, Mr. Johnson will add significant expertise, in particular with respect to the Company’s midstream and downstream operations, having worked extensively in the oil and gas industry.

Tyler Nelson, age 42

Tyler Nelson joined Vivakor on a part-time basis as Chief Financial Officer in 2014 and has served as full-time Chief Financial Officer since September 2020. Mr. Nelson is a CPA who worked from 2006 to 2011 in Audit and Enterprise Risk Services at Deloitte LLP (USA) and later at Withum+Brown, PC. He worked with clients with assets of more than $100 billion and annual revenues of more than $15 billion, which are considered some of the most respected financial institutions in the world. In 2011, Mr. Nelson began working for LBL Professional Consulting, Inc. where he provided merger and acquisition, initial public offering, and interim chief financial officer services to clients. Mr. Nelson continues to sit on the Board of Directors and remains an officer of LBL Professional Consulting, Inc. Mr. Nelson earned a Master’s Degree in Accountancy from the University of Illinois- Urbana-Champaign, and a Bachelor’s Degree in Economics with a minor in Business Management from Brigham Young University.

Mr. Nelson will add value to the Board given his strong financial background and familiarity with the Company in his role as Chief Financial Officer.

Family Relationships

Neither Mr. Harris, Mr. Johnson nor Mr. Nelson have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions between the Company and Mr. Harris or Mr. Johnson.

The Company has a consulting contract with LBL Professional Consulting, Inc. (“LBL”), which shares Mr. Nelson as a common officer and director with the Company. For the year ended December 31, 2022 it is estimated that the LBL has invoiced the Company for approximately $340,000 for services rendered. For the years ended December 31, 2021 and 2020, LBL was paid $188,150 and $191,295 for services rendered. The common officer/director is not the beneficiary of LBL and is not permitted to participate in any discussion, including LBL’s board meetings, regarding any Company stock that LBL may own at any time. On December 17, 2020 the Company granted non-statutory stock options to LBL to purchase 333,334 shares of common stock, which was cancelled on September 1, 2022 by the parties.

Resignation of Director

On January 16, 2023, Matthew Balk advised the Board of his resignation, effective immediately, from the Board and from his position as a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Such resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: January 20, 2023	By:	/s/ James Ballengee
Name: James Ballengee
Title: Chief Executive Officer

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